U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor

New York, NY 10174

(Address of principal executive offices)

Telephone:  (917) 368-8480

Facsimile:  (917) 368-8005

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2016, we entered into Amendment No.1 (“Amendment No. 1”) to Promissory Note with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”). Under Amendment No.1, we and SBI agreed that (i) the maturity date of our promissory note dated February 11, 2016 (the “Note”) in the original principal amount of $300,000 made to SBI would be extended from August 11, 2016 to October 11, 2016 (the “Extended Maturity Date”); (ii) the number of shares of our Common Stock, par value $0.001 per share, into which SBI could convert the Note following the occurrence of an event of default under the Note (an “Event of Default”), including the failure to repay the Note on or before the Extended Maturity Date would be based on a conversion price that is 55% of the market price of our shares, rather than 60%; and (iii) that the principal amount to be paid to SBI to discharge the Note in full will be $$375,000 if we repay the Note between August 9, 2016 and September 8, 2016 and $$390,000 if we repay the Note between September 9, 2016 and October 8, 2016.

All other terms and conditions of the Note and the other agreements between SBI and us remain unamended and in full force and effect.

We were not able to repay the Note from the proceeds from the delivery of equipment to a customer under an existing sales contract.

The description of Amendment No. 1 set forth above is qualified in its entirety by reference to the full extent of such document, which is included as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit
No.	Description
10.51	Amendment No. 1 to Promissory Note, dated August 1, 2016, between the Company and SBI Investments LLC, 2014-1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: August 3, 2016	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.51	Amendment No. 1 to Promissory Note, dated August 1, 2016, between the Company and SBI Investments LLC, 2014-1.